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                                                                   EXHIBIT 10.4



                              ORYX ENERGY COMPANY




              EXECUTIVE VARIABLE INCENTIVE PLAN ("EXECUTIVE VIP")





                        Effective as of January 1, 1996
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                               TABLE OF CONTENTS


ARTICLE         DESCRIPTION                                                PAGE
-------         -----------                                                ----
Article I       Purpose of the Plan   . . . . . . . . . . . . . . . . . .    1

Article II      Definitions   . . . . . . . . . . . . . . . . . . . . . .    1

Article III     Eligibility   . . . . . . . . . . . . . . . . . . . . . .    4

Article IV      Administration of the Plan  . . . . . . . . . . . . . . .    5

Article V       Target Award Levels   . . . . . . . . . . . . . . . . . .    6

Article VI      Determination of Performance Goals
                and Amount of Awards  . . . . . . . . . . . . . . . . . .    6

Article VII     Form and Timing of Awards   . . . . . . . . . . . . . . .    8

Article VIII    Voluntary Election to Defer   . . . . . . . . . . . . . .    8

Article IX      Voluntary Election to Receive Restricted Stock  . . . . .    9

Article X       No Right of Employment  . . . . . . . . . . . . . . . . .   13

Article XI      Miscellaneous   . . . . . . . . . . . . . . . . . . . . .   14

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                                   Article I

                              Purpose of the Plan

The purpose of this Executive Variable Incentive Plan (hereinafter referred to as the "Plan") for Oryx Energy Company is to provide incentive compensation opportunities for certain executive employees of the Company and to provide certain participants the option of taking all or a portion of their annual incentive compensation awards in restricted common stock of the Company. The Plan seeks to reinforce three significant Company values: teamwork, sharing success, and the rewarding of individual performance. It is also designed to assist in the attraction, motivation, and retention of superior employees and to link employees to the Company's strategic objectives and the interests of stockholders. Each year, Participants in the Plan will have the opportunity to earn incentive compensation awards based upon the attainment of specific Performance Goals established at the beginning of each Plan Year by the Compensation Committee of the Board of Directors.

                                   Article II

                                  Definitions

When used in the Plan, the following terms shall have the following meanings:

2.1 Base Salary means the annualized weekly base salary in effect as of the last pay period ending during the Plan Year as reflected in the personnel records of the Company.

2.2      Board of Directors means the Board of Directors of the Company.

2.3 Common Stock means the common stock, par value $1.00 per share, of the Company or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Stock.

2.4      Company means Oryx Energy Company.

2.5 Compensation Committee means the Compensation Committee of the Board of Directors, which will have the overall responsibility for administering the Plan.





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2.6      Corporate Change:  A "Corporate Change" shall be deemed to have occurred for the purposes of Article IX hereof upon (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger, or consolidation of the Company with one or more corporations (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control. A "Change in Control" shall be deemed to have occurred for purposes of Article IX hereof if (a) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board of Directors of the Company (or of the Board of Directors of any successor to the Company or to a company which has acquired all or substantially all of its assets) or (b) any entity, person, or Group acquires shares of the Company in a transaction or series of transactions that result in such entity, person, or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock of the Company. As used herein, "Control Transaction" shall be (a) any tender offer for or acquisition of capital stock of the Company, (b) any merger or consolidation of the Company, (c) any contested election of directors of the Company, or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board of Directors of the Company. As used herein, "Group" shall mean persons who act "in concert" as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

2.7 Disability: For purposes of Articles III and IX hereof, the "Disability" of a Participant shall be deemed to have occurred if, in the good faith judgment of the Compensation Committee, the Participant shall become unable to continue the proper performance of his or her duties as an employee of the Company or a subsidiary thereof on a full-time basis as a result of his or her physical or mental incapacity.

2.8 Executive Deferred Compensation Plan means the nonqualified deferred compensation plan of the Company in which certain executive employees of the Company may voluntarily elect to participate by deferring their cash awards earned pursuant to the Plan as set forth in Article VIII hereof.

2.9 Fair Market Value means the average of the reported high and low sales prices of the Common Stock (rounded up to the nearest one-eighth of a dollar) on the date Fair Market Value is to be determined (or if there was no reported sale on such date, the next preceding date on which any reported sale occurred) on the New York Stock Exchange (or, if the Common Stock is not then listed or admitted to trading on such





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         exchange, on the principal exchange or in such other principal market on which the Common Stock is then listed or admitted to trading).

2.10 Just Cause means willful misconduct or dishonesty by the Participant, conviction of the Participant for a felony or failure by the Participant to contest prosecution for a felony, or excessive absenteeism on the part of the Participant not related to illness.

2.11 Participant means any employee of the Company or any subsidiary thereof who is described as eligible to participate in the Plan as set forth in Article III hereof.

2.12 Performance Goals mean the performance goals established each year pursuant to the Plan upon which performance will be measured.

2.13 Plan means the Executive Variable Incentive Plan of Oryx Energy Company, effective as of January 1, 1996, as described herein.

2.14 Plan Year means the performance period of the Plan, commencing on January 1 and ending December 31 each year, commensurate with the Company's fiscal year.

2.15 Restricted Stock means Common Stock issued pursuant to, and with such restrictions as are imposed by, Article IX hereof.

2.16 Retirement: For purposes of Articles III and IX hereof, the term "Retirement" shall mean a termination of employment with the Company or a subsidiary thereof by reason of retirement either (i) on a voluntary basis by a Participant who is at least 60 years of age or
         (ii) with the written consent of the Compensation Committee in its sole discretion (in the case of the retirement of the Chief Executive Officer of the Company) or with the written consent of the Chief Executive Officer of the Company in his sole discretion (in the case of the retirement of any other Participant). The preceding provisions of this Section to the contrary notwithstanding, at any time prior to one year preceding the date on which a Participant attains age 60, a Participant may make a written irrevocable election to defer his or her voluntary retirement age set forth in clause (i) to age 61 or such later age the Participant may designate in such election. In addition, any Participant who makes such an election may make a subsequent written irrevocable election to further defer his or her voluntary retirement age to any age at least one year older than the age previously designated provided that such election must be made at least one year prior to the attainment of the previously elected voluntary retirement age.





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2.17     Target means the level of performance that is judged to be acceptable or standard for which 100% of the award will be paid for attainment of that performance objective.

2.18 Target Award Level means the percentage of Base Salary that may be earned by each Participant based upon the attainment of the Target (100%) level of performance.

2.19 Threshold means the level of performance that is judged to be the minimum acceptable for which some percentage, less than 100%, of the award will be paid for attainment of that performance objective.

                                  Article III

                                  Eligibility

3.1 Subject to the provisions of this Article III, only those employees of the Company or a subsidiary thereof who are "officers" of the Company as defined in Rule 16a-1(f) promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, are eligible to participate in this Plan and only those so eligible who are designated by the Compensation Committee as "Participants" in the Plan for any Plan Year will participate in the Plan for such Plan Year.

3.2 An employee must be on the regular payroll (including approved annual vacation leave) as of December 31 of the Plan Year and have at least 26 completed weeks of active service during the Plan Year in order to be eligible to receive an award pursuant to the Plan for such Plan Year. Any employee who satisfies the criteria for receiving an award pursuant to the Plan for a Plan Year but who had fewer than 52 completed weeks of active service during the Plan Year shall have his or her award pro-rated based on his or her number of completed weeks of active service during the Plan Year. An employee whose employment terminates during the Plan Year for any reason other than those reasons set forth in Section 3.4 hereof is not eligible to receive an award pursuant to the Plan for such Plan Year.

3.3 Any provision of the Plan to the contrary notwithstanding: (i) for purposes of determining an employee's completed weeks of active service during a Plan Year under this Article III, any period of approved annual vacation leave, and any period of a leave of absence (whether paid or unpaid) to which the employee is entitled pursuant to the Family and Medical Leave Act, shall be included as active service for such Plan Year; (ii) for purposes of determining whether an employee is on the regular payroll as of December 31 of a Plan Year under this Article III, an employee





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         on a leave of absence as of December 31 of a Plan Year (whether paid or unpaid) to which the employee is entitled pursuant to the Family and Medical Leave Act shall be deemed to be on the regular payroll as of such date; and (iii) for purposes of determining whether an employee is on the regular payroll as of December 31 of a Plan Year under this Article III, an employee receiving benefits pursuant to the Company's Short-Term Disability Program or Long-Term Disability Plan shall be deemed to be on the regular payroll as of such date if such employee had at least 26 completed weeks of active service during the Plan Year.

3.4 Any Participant whose employment terminates during a Plan Year (but prior to December 31 of such Plan Year) due to Disability, Retirement or death shall be eligible for a pro rata award for the Plan Year based on the number of his or her completed weeks of active service during the Plan Year, provided such Participant has accumulated at least 26 completed weeks of active service in the Plan Year. In the event of an employee's death, the designated beneficiary of the employee under the Plan shall be the same as his or her designated beneficiary under the Company's Death Benefit Plan.

                                   Article IV

                           Administration of the Plan

4.1 The Plan shall be administered by the Compensation Committee. Subject to the express provisions of the Plan, the Compensation Committee shall have the right and authority, in its sole and absolute discretion, (a) to adopt, amend, or rescind administrative and interpretive rules and regulations relating to the Plan; (b) to construe the Plan; (c) to make all other determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of the respective agreements (which need not be identical) relating to the award of shares of Restricted Stock pursuant to
         Article IX hereof; (e) to construe such agreements; and (f) to exercise the powers conferred on the Compensation Committee under the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Compensation Committee on the matters referred to in this Section 4.1 shall be final and conclusive.

4.2 Subject to the express provisions of the Plan, the Compensation Committee shall have the exclusive authority to amend, modify, suspend, or terminate the Plan at any time; provided, however, that no amendment, modification, suspension or termination of the Plan shall in any manner adversely affect the right of any Participant to receive





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         any amount to which such Participant has become entitled prior to such amendment, modification, suspension or termination.

4.3 At the beginning of the Plan Year, the Chief Executive Officer of the Company shall make recommendations to the Compensation Committee regarding Performance Goals and the respective Threshold and Target levels of performance associated with each. Within the first 90 days of the Plan Year the Compensation Committee will review the recommendations of the Chief Executive Officer and approve or modify the recommendations as presented. In addition, as provided in more detail in Articles V and VI hereof, at the completion of the Plan Year, the Compensation Committee shall review and certify the Plan award levels based upon actual performance during the Plan Year, and may exercise discretion in approving the award for any Participant such that the Compensation Committee may reduce (but may not increase) any or all of a Participant's award otherwise determined in accordance with the formula set forth in this Plan and the performance results for such Plan Year. The Compensation Committee may, in its discretion, design the award levels and performance goals for any Plan Year for any individual or group of individuals in a manner which will except any compensation paid to any such individual or group from the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, but the Compensation Committee is not obligated to do so.

                                   Article V

                              Target Award Levels

5.1 Participants in the Plan shall have Target Award Levels expressed as a percentage, not to exceed 100%, of their respective Base Salaries during the Plan Year. The Target Award Levels for a Plan Year will be established for each Participant by the Compensation Committee within the first 90 days of the Plan Year.

                                   Article VI

            Determination of Performance Goals and Amount of Awards

6.1 Within the first 90 days of each Plan Year, the Compensation Committee shall establish the Performance Goals which shall provide the basis for calculating the annual incentive compensation award for Participants for such Plan Year. The Performance Goals established by the Compensation Committee for a Plan Year may be based on stock price, cash flows, net income, operating income, expense levels, debt balance, debt ratings, total shareholder return, return on investment, return on equity, economic value added, production volumes, reserve additions, profit or cost





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         per equivalent barrel, earnings per share, net asset value per share, or such other goals as the Compensation Committee may determine appropriate for a Plan Year. The Performance Goals may be based on the performance of the Company generally, in the absolute or in relation to its peers, or the performance of a particular employee, division, department, branch, subsidiary or other unit to which a particular employee is assigned. In establishing the Performance Goals for the applicable Plan Year, the Compensation Committee may establish different Performance Goals for individual Participants or groups of Participants. Each Performance Goal will be weighted to reflect its relative performance to the Company's strategic business plans for the Plan Year. The sum of the weightings of the Performance Goals at the Target level for particular Participants or groups of Participants will equal 100% for the Plan Year. Each Performance Goal will have stated Threshold and Target levels of performance which will provide a range of award possibilities.

6.2 As of the end of each Plan Year, a performance score will be determined by the Compensation Committee for each Performance Goal wherein achievement will be based upon actual performance compared to the Threshold and Target levels of performance. The Compensation Committee shall certify the degree of achievement of each Performance Goal based upon the actual performance results for the Plan Year. The results of the Performance Goals will be summed to determine the basis for the annual incentive compensation award for the Participant or group of Participants to which they apply, which sum may exceed 100%.

6.3 As of the end of the Plan Year, a Participant's incentive compensation award based upon attainment of Performance Goals for the Plan Year shall be calculated by multiplying such Participant's Base Salary by the Participant's Target Award Level for such Plan Year. The result shall then be multiplied by the performance score applicable to such Participant as determined by the Compensation Committee for such Plan Year in accordance with Section 6.2 hereof. After such amount is determined, the Compensation Committee may, in its sole discretion, reduce or eliminate (but may not increase) the amount of the award for a particular Participant based upon such factors as the Compensation Committee may determine to be relevant, including but not limited to such Participant's individual performance, but also shall take into consideration reliance placed on the Plan by the Participant in rendering performance during the Plan Year. Any provision of this Plan to the contrary notwithstanding, the maximum incentive compensation award based upon attainment of Performance Goals that may be payable to any Participant for a Plan Year calculated as described above shall be 200% of his or her annualized weekly base salary in effect as of the first pay period ending during the Plan Year to which the award relates.

6.4 In addition to the incentive compensation awards based upon attainment of Performance Goals as set forth above, the Compensation Committee may, in its sole discretion, grant ad hoc incentive compensation awards to any Participant or group of Participants in such amount or amounts as it shall determine to be appropriate based





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         upon such factors as it shall deem to be relevant.  Any such ad hoc incentive compensation awards shall be determined and granted by the Compensation Committee after the Plan Year to which the award relates but prior to April 30 following the end of such Plan Year.

                                  Article VII

                           Form and Timing of Awards

7.1 Incentive compensation awards under the Plan may be paid in cash or shares of Common Stock, or in any combination thereof, at the discretion of the Compensation Committee. Awards so paid in Common Stock shall be valued based on the Fair Market Value of the Common Stock as of the first business day following the completion of the Plan Year. The manner of payment will be at the discretion of the Compensation Committee. Awards shall be paid by April 30 following the completion of the Plan Year. Awards shall be subject to the normal rules and regulations regarding the withholding for taxes and other deductions, if any, as may be in effect from time to time.

7.2 Certain Participants may elect to have their cash incentive compensation awards earned under the Plan (a) deferred in accordance with the provisions of Article VIII hereof or (b) paid to them in shares of Restricted Stock in accordance with the provisions of
         Article IX hereof.

                                  Article VIII

                          Voluntary Election to Defer

8.1 Participants eligible to participate in the Executive Deferred Compensation Plan may elect to defer their cash incentive compensation awards pursuant to the Plan by their voluntary election to participate in the Executive Deferred Compensation Plan. Based upon the terms and provisions of the Executive Deferred Compensation Plan, certain Participants may irrevocably elect to defer the receipt of all or a portion of their earned cash incentive compensation awards to a specified future date such as retirement. The election to participate in the Executive Deferred Compensation Plan must be made in writing and submitted to the Company's Human Resources Department before the commencement of the Plan Year.





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                                   Article IX

                 Voluntary Election to Receive Restricted Stock

9.1 Subject to the provisions of this Article IX, eligible Participants may elect to have their cash incentive compensation awards earned under the Plan for any Plan Year paid to them in shares of Restricted Stock. An election made by an eligible Participant pursuant to this
         Article IX (a) may be made only as to increments of 25%, 50%, 75%, or 100% of the Participant's cash incentive compensation award, (b) must be made in writing on a form approved for this purpose by the Compensation Committee and submitted to the Company's Human Resources Department on or before March 1 of the Plan Year in respect of which the award is earned (or on or before such later date as the Compensation Committee may approve), and (c) shall be irrevocable.
         The elections provided for under this Article IX are hereinafter referred to as "Restricted Stock Elections". The payment of shares of Restricted Stock pursuant to this Article IX shall be subject to the approval of the Compensation Committee, which shall have the discretion to cause the Company to settle all or any part of the Company's payment obligation under a Restricted Stock Election by the payment to the Participant of his or her cash incentive compensation award in lieu of the shares of Restricted Stock the Company would otherwise be obligated to deliver.

9.2 Prior to February 15 of each Plan Year, the Compensation Committee shall designate the Participants or class or classes of Participants (if any) who shall be eligible to make Restricted Stock Elections with respect to awards earned under the Plan for such Plan Year. Such determinations shall be in the sole discretion of the Compensation Committee. A Participant who has made a Restricted Stock Election shall be eligible to receive shares of Restricted Stock pursuant thereto only if such Participant is an employee of the Company or a subsidiary thereof on the date that such shares are issued. If the Participant is not so employed, then the Participant's prior election to receive shares of Restricted Stock in lieu of all or part of his or her cash incentive compensation award for such Plan Year shall be void.

9.3 The total number of shares of Restricted Stock to be paid to a Participant who has made a Restricted Stock Election shall be determined by dividing

                 (x) the product obtained (the "Subject Amount") by multiplying (i) the amount of the Participant's cash incentive compensation award earned under the Plan for the Plan Year times (ii) the percentage of such





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                          amount that the Participant elected to have paid in
                          shares of Restricted Stock pursuant to his or her Restricted Stock Election,

                                       by

                 (y) the Fair Market Value of the Common Stock as of the first business day following the completion of the Plan Year.

         In determining the number of shares of Restricted Stock to be paid to a Participant, the Compensation Committee may, in its discretion, increase the value of such Participant's Subject Amount by multiplying it by a factor, which shall not be greater than 150%, as determined by the Compensation Committee. The factor shall be established by the Compensation Committee prior to February 15 of the Plan Year and shall be that rate which the Compensation Committee, in its sole discretion, determines to be appropriate for such Plan Year to reflect the Participant's election to forego cash compensation in exchange for shares of Restricted Stock. No fractional shares of Common Stock shall be issued pursuant to this Section 9.3; instead, the Company shall pay to the Participant the amount of his or her cash incentive compensation award not converted into whole shares of Restricted Stock pursuant to this Section 9.3.

9.4      All shares of Restricted Stock issued to Participants pursuant to this
         Article IX with respect to a Plan Year shall be subject to a restricted period (the "Restricted Period"), the duration of which shall be determined by the Compensation Committee in its sole discretion prior to February 15 of such Plan Year. The Restricted Period for shares of Restricted Stock issued to a Participant shall commence on the first business day following completion of the Plan Year. Shares of Restricted Stock issued to a Participant pursuant to this Article IX shall be forfeited to the Company at no cost to the Company if the Participant's employment with the Company or a subsidiary of the Company terminates prior to the expiration or termination of the Restricted Period applicable to such shares; provided, however, that the shares of Restricted Stock shall become fully vested and the Restricted Period shall terminate upon (a) the Participant's termination of employment during the Restricted Period due to death, Disability, or Retirement, (b) the involuntary termination of the Participant's employment with the Company and its subsidiaries by action of the Company (or its subsidiary, with respect to a Participant employed by a subsidiary of the Company) during the Restricted Period for reasons other than Just Cause, or (c) the occurrence of a Corporate Change during the Restricted Period. Unless and until shares of Restricted Stock are delivered to the Participant upon vesting, the shares of Restricted Stock shall not be sold, assigned, transferred, discounted, exchanged, pledged, or otherwise encumbered or disposed of by the Participant in any manner. The Compensation Committee may from time to time, in its discretion, and subject to such terms and conditions as the Compensation Committee may prescribe, grant to Participants to whom shares of Restricted Stock have been issued pursuant to this





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         Article IX the right to extend the Restricted Period applicable to such shares for an additional period of time or until the occurrence of a specified event or events, in which case such shares shall remain subject to the restrictions of this Article IX for the period of such extension.

9.5 The Company shall issue, in the name of each Participant to whom shares of Restricted Stock have become payable pursuant to this
         Article IX (or, at the option of the Company, in the name of a nominee of the Company), stock certificates representing the total number of shares of Restricted Stock to be paid to the Participant with respect to a Plan Year, as soon as reasonably practicable after the date on which the Compensation Committee approves, certifies and announces the awards for such Plan Year. The Company or its agent, at the direction of the Compensation Committee, shall hold such certificates, together with stock powers and any other instrument of transfer reasonably requested by the Company duly endorsed in blank, for the Participant's benefit until such time as the shares of Restricted Stock represented by such certificates are forfeited to the Company or the restrictions thereon terminate.

9.6 Upon the issuance of a certificate representing shares of Restricted Stock to a Participant, the Participant shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to such shares, subject to the provisions of this Article
         IX. If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization, or otherwise, with respect to the shares of Common Stock constituting the shares of Restricted Stock, then the Company shall pay or make such dividend or other distribution with respect to the shares of Restricted Stock; provided, however, that the cash, stock or other securities and other property constituting such dividend or other distribution shall be held by the Company subject to the restrictions applicable to the shares of Restricted Stock until the shares with respect to which such dividend or other distribution was paid or made are either vested or forfeited. If any shares of Restricted Stock with respect to which such dividend or distribution was paid or made do not vest but instead are forfeited pursuant to the provisions hereof, then the Participant shall not be entitled to receive such dividend or distribution with respect to such forfeited shares and such dividend or distribution with respect to such forfeited shares shall likewise be forfeited and automatically transferred to and reacquired by the Company. If any shares of Restricted Stock with respect to which such dividend or distribution was paid or made become vested pursuant to the provisions hereof, then the Participant shall be entitled to receive such dividend or distribution with respect to such vested shares, without interest, and such dividend or distribution with respect to such vested shares shall likewise be delivered to the Participant.





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9.7      If any of the following events shall occur at any time while shares of
         Restricted Stock are outstanding and prior to the vesting or forfeiture thereof, the following adjustments shall be made in the number of shares of Common Stock then constituting such shares of Restricted Stock, as appropriate:

                 (a) If the Company pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, the number of shares of Common Stock then constituting the shares of Restricted Stock shall be proportionately increased. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock then constituting the shares of Restricted Stock shall be proportionately reduced. An adjustment made pursuant to this Section 9.7(a) shall become effective as of the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 (b) In case of any recapitalization or reclassification of the Common Stock, or any merger or consolidation of the Company with or into one or more other corporations, or any sale of all or substantially all the assets of the Company, as a result of which the holders of Common Stock receive other stock, securities, or property in lieu of or in addition to, but on account of, their shares of Common Stock, (A) such other stock, securities, or property allocable (as provided in clause (B) below) to the shares of Common Stock then constituting the shares of Restricted Stock shall be paid and delivered with respect to such shares of Restricted Stock, subject to the same restrictions applicable to such Restricted Stock, and (B) the Company shall make or cause to be made lawful and adequate provision whereby, upon the vesting of the shares of Restricted Stock after the record date for the determination of the holders of Common Stock entitled to receive such other stock, securities, or property, the Participant shall receive, in lieu of or in addition to the shares of Restricted Stock that have vested, as the case may be, the shares of stock, securities, or property that would have been allocable to such shares of Restricted Stock had such shares vested immediately prior to such record date. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or smaller number of shares of Common Stock shall not be deemed to be a recapitalization or reclassification of the Common Stock for the purposes of this Section 9.7(b).

9.8 Upon the expiration or termination of the Restricted Period applicable to shares of Restricted Stock, the restrictions applicable to the shares of Restricted Stock that have





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
         not theretofore been forfeited shall terminate, and as soon as practicable thereafter a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have terminated, together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this Article IX, shall be delivered, free of all such restrictions, to the Participant or the Participant's beneficiary or estate, as the case may be.

9.9 Each recipient of shares of Restricted Stock pursuant to this Article IX shall, as a condition precedent to the issuance of such shares to or on behalf of such person, enter into an agreement with the Company, in such form as the Compensation Committee shall prescribe and which is consistent with the provisions of the Plan, setting forth or incorporating the restrictions, terms, and conditions of the award of Restricted Stock. An agreement may contain such provisions as the Compensation Committee deems appropriate to enable the Company or its appropriate affiliate to satisfy its federal and any applicable state and local tax withholding obligations, including provisions permitting the Company, upon the vesting of shares of Restricted Stock, to withhold delivery of shares of Restricted Stock or accept delivery of other shares of Common Stock owned by the Participant to satisfy such tax withholding obligations. In the event of any inconsistency between the provisions of the Plan and any such agreement, the provisions of the Plan shall govern.

9.10 Notwithstanding anything contained in the Plan to the contrary, the Compensation Committee shall have the right to cancel all or any portion of any outstanding restrictions prior to the expiration or termination of such restrictions with respect to any or all shares of Restricted Stock on such terms and conditions as the Compensation Committee may, in writing, deem appropriate.

                                   Article X

                             No Right of Employment

10.1 Nothing in the Plan, including the employee's eligibility for participation in the Plan, will infer any right of employment by the Company or any subsidiary thereof to such employee.





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
                                   Article XI

                                 Miscellaneous

11.1 The total number of shares of Common Stock that may be issued, transferred, or awarded pursuant to Section 7.1 or Article IX of the Plan shall not exceed a maximum of 300,000 in the aggregate. In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares that may be issued or awarded under the Plan shall be increased or decreased proportionately. Shares that have been previously delivered to a Participant as Restricted Stock that have since been forfeited shall be available for further issuance or award under the Plan. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Compensation Committee, in its discretion, shall from time to time determine.

11.2 Subject to the provisions of Article IX hereof, a Participant shall not have the right to anticipate, alienate, sell, transfer, assign, pledge, or encumber his or her right to receive any award made under the Plan.

11.3 No Participant shall have any lien on any assets of the Company or any subsidiary thereof by reason of any rights to any award made under the Plan.

11.4 No member of the Compensation Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any awards made hereunder; and the members of the Compensation Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

11.5 The adoption of the Plan or any modification or amendment hereof does not imply any commitment to continue or adopt the same plan, or any modification hereof, or any other plan for incentive compensation for any succeeding year, provided that no termination, modification or amendment of the Plan shall adversely affect the right of any Participant to receive any amount to which such Participant has become entitled prior to such termination, modification, or amendment.

11.6     The laws of the State of Texas shall govern the Plan.





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

11.7     The Plan shall be binding on the successors of the Company.

11.8 The Plan shall be deemed adopted by the Board of Directors as of January 1, 1996. The Plan shall be deemed effective as of the date of its adoption by the Board of Directors, provided it is duly approved by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the 1996 annual meeting of stockholders of the Company. If the Plan is not approved by the stockholders, the Plan shall terminate and all actions taken hereunder shall be null and void.

IN WITNESS WHEREOF, Oryx Energy Company has caused this Plan to be executed by its duly authorized representative this _____ day of ______________, 1996.

                                      ORYX ENERGY COMPANY

                                      By:
                                         -----------------------------
ATTEST:

By:
   ---------------------------
Title:
      ------------------------




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